Exhibit 1









                             DISTRIBUTION AGREEMENT

                        1,500,000 SHARES OF COMMON STOCK

                                       AND

               $15,000,000 SERIES A SECURED INVESTOR CERTIFICATES





                AMERICAN CHURCH MORTGAGE COMPANY (THE "COMPANY")

               AMERICAN INVESTORS GROUP, INC. (THE "UNDERWRITER")






                                 APRIL 26, 2002


                                TABLE OF CONTENTS


ARTICLE I.  DEFINITIONS                                                                                           1
Section 1.01  Defined Terms                                                                                       1
Section 1.02  Accounting Terms                                                                                    3

ARTICLE II.  APPOINTMENT OF UNDERWRITER AND RELATED AGREEMENTS                                                    3
Section 2.01  Appointment; Exclusivity                                                                            3
Section 2.02  Compensation to Underwriter                                                                         3
Section 2.03  Brokers and Dealers                                                                                 4
Section 2.05  Best Efforts; Independent Contractor                                                                4

ARTICLE III.  SERVICES; STANDARD OF CARE                                                                          5
Section 3.01  Services                                                                                            5
Section 3.02  Reports to the Company                                                                              5

ARTICLE IV.  REPRESENTATIONS AND COVENANTS OF THE COMPANY                                                         6
Section 4.01  Representations, Warranties and Agreements of the Company                                           6
Section 4.02  Covenants of the Company                                                                           11

ARTICLE V.  REPRESENTATIONS AND COVENANTS OF UNDERWRITER; CONDITIONS                                             13
Section 5.01  Representations and Warranties of Underwriter                                                      13
Section 5.02  Covenants of Underwriter                                                                           14

ARTICLE VI.  CONDITIONS                                                                                          14
Section 6.01 Conditions of The Underwriter's Obligations                                                         14

ARTICLE VII.  INDEMNIFICATION AND CONTRIBUTION                                                                   16
Section 7.01  Company's Indemnification of Underwriter                                                           16
Section 7.02  Underwriter's Indemnification of the Company                                                       17
Section 7.03  Notice of Indemnification Claim                                                                    17
Section 7.04  Contribution                                                                                       18

Section 7.06  Reimbursement                                                                                      19

Section 7.07  Arbitration                                                                                        19

ARTICLE VIII.  TERM AND TERMINATION                                                                              20
Section 8.01  Effective Date of this Agreement                                                                   20
Section 8.02  Termination Prior to Initial Closing Date                                                          20
Section 8.03  Notice of Termination                                                                              20
Section 8.04  Termination After Effective Date                                                                   20

ARTICLE IX.  MISCELLANEOUS                                                                                       21
Section 9.01  Survival                                                                                           21
Section 9.02  Notices                                                                                            21
Section 9.03  Successors and Assigns; Transfer                                                                   22
Section 9.04  Cumulative Remedies                                                                                22
Section 9.05  Attorneys' Fees                                                                                    22
Section 9.06  Entire Agreement                                                                                   22
Section 9.07  Choice of Law                                                                                      22


Section 9.08  Confidentiality                                                                                    22
Section 9.09  Rights to Investor Lists                                                                           23
Section 9.10  Waiver: Subsequent Modification                                                                    23
Section 9.11  Severability                                                                                       23
Section 9.13  Captions                                                                                           23
Section 9.14  Counterparts                                                                                       23

                             DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT is entered into as of this 26th day of April, 2002 by and between American Church Mortgage Company, a Minnesota corporation (the "Company"), and American Investors Group, Inc., a Minnesota corporation, as underwriter (the "Underwriter").

                                    RECITALS

     WHEREAS, the Company proposes to register and publicly offer and sell up to 1,500,000 shares of its common stock, par value $.01 per share (the "Shares") at an offering price of $10.00 per Share;

     WHEREAS, the Company proposes to register and publicly offer and sell up to $15,000,000 aggregate principal amount of Series A Secured Investor Certificates of the Company (the "Certificates", and with the Shares, the "Securities");

     WHEREAS, the Company desires to appoint the Underwriter to act as the Company's exclusive selling agent in connection with the offer, sale and renewal of the Securities on a best effort basis, and the Underwriter desires to accept such appointment, all as provided for by the terms of this Agreement.

     NOW, THEREFORE, in consideration of the above and for other good and valuable consideration, receipt of which is acknowledged, and in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the parties hereto agree as follows:

                             ARTICLE I. DEFINITIONS

     Section 1.01 Defined Terms. Whenever used in this Agreement, the following terms have the respective meanings set forth below. The definitions of such terms are applicable to the singular as well as to the plural forms of such terms.

(a) Advisor. Church Loan Advisors, Inc., or any successor or subsequent advisor of the Company's business activities.

(b)  Agreement.   This  Distribution   Agreement,   including  any  exhibits  or
     attachments hereto, as originally executed, and as amended or supplemented from time to time in accordance with the terms hereof.

(c) Certificate Holder. The purchaser of any Certificate or any subsequent transferee or other holder thereof.

(d) Certificates. Up to $15,000,000 aggregate principal amount of Series A Secured Investor Certificates of the Company with substantially the same terms as are described in the Prospectus, and any additional principal amount of Certificates as may be registered from time to time pursuant to the Registration Statement.

(e)  Commission or SEC. The Securities and Exchange Commission.


(f)  Company. American Church Mortgage Company, or its successors in interest.

(g) Effective Date. The date and time the Registration Statement is or was declared effective by the Commission.

(h)  Exchange Act. The Securities Exchange Act of 1934, as amended.

     (i) Governmental Rule. Any law, rule, regulation, ordinance, order, code, interpretation, judgment, decree, policy, decision or guideline by any governmental authority.

(j) Indenture. That certain Indenture dated on or about April 26, 2002, by and between the Company and the Trustee with respect to the Certificates.

(k)  NASD. The National Association of Securities Dealers, Inc.


(l) Offering. The offer and sale of the Securities in accordance with the terms and subject to the conditions set forth in the Registration Statement.

(m) Preliminary Prospectus. Any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Securities Act, including the respective copies thereof filed with the Commission.

(n) Prospectus. The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission, except that if any prospectus provided to the Underwriter by the Company for use in connection with the offering of the Securities differs from the prospectus as filed with the Commission, the term "Prospectus" shall refer to such differing prospectus from and after the time such prospectus is first provided to the Underwriter by the Company for such use, including the respective copies thereof filed with the Commission.

(o) Registration Statement. That certain Registration Statement on Form S-3 (File No. 333-75836) of the Company with respect to the Securities filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended and declared effective on the date hereof, including the respective copies thereof filed with the Commission.

(p)  Rules and Regulations. The rules and regulations under the Securities Act.

(q)  Securities.   The  Certificates  and  the  Shares,  both  individually  and together.

(r)  Securities Act. The Securities Act of 1933, as amended.

(s) Shares. Up to 1,500,000 shares to the Company's common stock, par value $.01 per share, and any additional Shares as may be registered from time to time pursuant to the Registration Statement.

(t)  Trustee. The Herring National Bank, or its successors or assigns.

(r) Underwriter. American Investors Group, Inc., a Minnesota corporation, or its successors in interest.


     Section 1.02 Accounting Terms. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered by any person pursuant to this Agreement shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time applied on a consistent basis. To the extent generally accepted accounting practices do not apply to certain reports or accounting practices of the Underwriter, the parties will mutually agree on the accounting practices and assumptions.

         ARTICLE II. APPOINTMENT OF UNDERWRITER AND RELATED AGREEMENTS

     Section 2.01 Appointment; Exclusivity. Subject to the terms and conditions set forth herein, the Company appoints the Underwriter as its exclusive agent to sell the Securities upon the terms and conditions set forth herein. The Underwriter agrees to use its best efforts as such agent to procure purchasers for the Securities until the later of the termination of the Offering or the sale of all offered Securities. The Company agrees to direct to the Underwriter all inquiries it receives with respect to the Securities.

Section 2.02      Compensation to Underwriter.

(a) Underwriter's Commissions. In consideration of the agreement of the Underwriter to provide its services of the Underwriter as set forth in this Agreement, the Company will pay the Underwriter a commission based on (i) the number of Shares sold and (ii) the gross proceeds received on the sale and renewal of each Certificate, both in accordance with the schedule set forth as Exhibit A hereto.

(b) Underwriter's Expenses. Whether or not this Agreement becomes effective or is terminated or cancelled or the sale of the Securities hereunder is consummated, and regardless of the reason for or cause of any such termination, cancellation, or failure to consummate, the Company will pay or cause to be paid:

     (i) all expenses of the Underwriter incurred in connection with the offer and sale of the Securities, including, but not limited to, designing, printing and mailing all offering and advertising materials; advertisements in newspapers, on the radio, on the internet and through direct mail; operating a toll-free telephone number, and assisting the Company with creating a web site, including any costs of a web developer or other third party consultants;

     (ii) all fees and expenses (including, without limitation, fees and expenses of the Company's auditors and legal counsel) in connection with the preparation, printing, filing, and delivery of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto;

     (iii)all fees and expenses incurred in connection with the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the states and other jurisdictions which the Underwriter may designate;

     (iv) all expenses in connection with the preparation, printing, filing, and delivery of materials to be sent to Holders; (v) all fees and expenses of the Trustee in connection with the Certificates; and

     (vi) all costs and expenses incident to the performance of the Company's obligations hereunder with respect to the Offering that are not otherwise specifically described herein.

(c) Non-Accountable Expenses. To compensate the Underwriter for its other expenses incurred in connection with the Offering, the Company agrees to pay the Underwriter a non-accountable expense allowance of up to $233,000, payable as follows;

     (i)  $30,000 upon the sale of the first 100,000 Shares;

     (ii) $103,000, ratably, as and if the remaining 1,400,000 Shares are sold;

     (iii) $20,000 upon the sale of $1,000,000 of Certificates; and

     (iv) $80,000, ratably, as and if the remaining $14,000,000 of Certificates is sold.

     Section 2.03 Brokers and Dealers. The Underwriter may, in its sole discretion and at no additional obligation to the Company, use the services of other brokers or dealers who are members of the NASD in connection with the offer and sale of the Securities. The Underwriter may enter into agreements with any such broker or dealers to act as sub-agents for the sale of the Securities and pay any portion of the Underwriter's compensation hereunder to such brokers or dealers.

     Section 2.04 Underwriter's Unrelated Activities. The Underwriter may sell other securities in offerings similar to the Offering for other issuers during the course of the Offering. The Underwriter shall have the right to advertise or otherwise disclose to unrelated prospective issuers, at its own expense, its relationship with the Company, the services it provides in connection with the Securities and the amount of money that it raised through the Offering.

     Section 2.05 Best Efforts; Independent Contractor. Anything in this Agreement to the contrary notwithstanding, the Underwriter shall have no obligation to sell any minimum number of Shares or minimum principal amount of Certificates or to purchase Securities for its own account, for resale or for any other purpose. All actions taken by the Underwriter pursuant to this Agreement shall be in the capacity of an independent contractor, all sales of Securities conducted by the Underwriter shall be solely for the account and at the risk of the Company, and in no event shall the Underwriter have any obligations with regard to or under the Securities.

                    ARTICLE III. SERVICES; STANDARD OF CARE

     Section 3.01 Services. The services to be provided to the Company by the Underwriter pursuant to this Agreement shall include the following:

(a) Corporate Finance. The Underwriter shall advise the Company regarding the offering price of the Shares. The Underwriter shall advise the Company regarding the structure of the Certificates and provide sample document forms. Throughout the Offering, the Underwriter shall assist the Company in determining appropriate Certificate interest rates based on current market conditions and the Company's capital goals.

(b) Marketing. The Underwriter shall develop and execute a direct response marketing strategy for the Securities designed to meet the Company's capital goals in a timely manner. The Underwriter shall manage the process of creating, producing and placing any newspaper, radio, Internet and direct mail advertisements. The Underwriter shall also oversee designing and printing all marketing materials, in accordance with applicable SEC and NASD rules and regulations.

(c) Company Logo, Etc. During the term of this Agreement, Company shall allow the Underwriter to use the Company's logo, corporate colors, trademarks, tradenames, fonts, and other aspects of corporate identity in advertisements and marketing materials related to the Securities.

(d) Securities Issuance; Registrar; Transfer Agent. Upon delivery of each completed subscription agreement for Securities to the Underwriter, the Underwriter shall deliver such subscription agreement to the Advisor for acceptance or rejection. The Underwriter shall return funds accompanying each rejected subscription to the person submitting the subscription. The Underwriter shall pay funds, net of commissions and expenses, to the Company in connection with accepted subscriptions as received. Shares shall be issued by the Company's registrar and transfer agent in accordance with customary industry practices. Certificates shall be issued by the Trustee on the Company's behalf in book-entry form only and the Trustee shall deliver written book entry receipts with respect to all accepted subscription agreements.

(e) Investor Relations. The Underwriter shall handle all inquiries from prospective investors, mail investment kits, meet with prospective investors, process subscription agreements and respond to all written or telephonic questions by prospective investors relating to the Securities.

     Section 3.02 Reports to the Company From time to time as requested by the Company, the Underwriter shall provide the Company with reports and analysis regarding the status of the offering, the marketing efforts and the number of Shares and principal amount of Certificates remaining available for sale under the Registration Statement.

            ARTICLE IV. REPRESENTATIONS AND COVENANTS OF THE COMPANY

     Section 4.01 Representations, Warranties and Agreements of the Company. The Company represents and warrants to and agrees with the Underwriter as follows, which representations and warranties shall be deemed to be made continuously throughout the term of this Agreement:

(a) The Registration Statement on Form S-11 (File No. 333-75836) with respect to the Securities, including the Prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act, and the Rules and Regulations of the Commission thereunder and has been filed with the Commission under the Securities Act.

(b) As of the Effective Date, and at all times subsequent thereto until the termination of the Offering, the Registration Statement and Prospectus, and all amendments thereof and supplements thereto, will comply or complied with the provisions and requirements of the Securities Act and the Rules and Regulations. Neither the Commission nor any state securities authority has issued any order preventing or suspending the use of any Preliminary Prospectus or requiring the recirculation of a Preliminary Prospectus, or issued a stop order with respect to the offering of the Securities (if the Registration Statement has been declared effective), or instituted or, to the Company's knowledge, threatened the institution of, proceedings for any of such purposes. When the Registration Statement shall become effective and when any post-effective amendment thereto shall become effective, the Registration Statement will not or did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. When the Registration Statement is or was declared effective by the Commission and at all times subsequent thereto until the termination of the offering, the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto) will not or did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

(c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification and in which the failure to be qualified or in good standing would have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(d) The Company has operated and is operating in material compliance with all authorizations, licenses, certificates, consents, permits, approvals and orders of and from all state, federal and other governmental regulatory officials and bodies necessary to own its properties and to conduct its business as described in the Registration Statement and Prospectus, all of which are, to the Company's knowledge, valid and in full force and effect. The Company is conducting its business in substantial compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, and the Company is not in material violation of any applicable law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties.

(e) The Company is not in violation of its articles of incorporation or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, lease, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or its properties are bound.

(f) The Company has full requisite power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under:

     (i) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note, agreement or other evidence of indebtedness, any lease, contract, joint venture or other agreement or instrument to which the Company is a party or by which the Company or its properties may be bound;

     (ii) the articles of incorporation or bylaws of the Company: or

     (iii)any applicable law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties.

(g) No consent, approval, authorization or order of or qualification with any court, governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties is required for the execution and delivery of this Agreement and the consummation by the Company of the transactions herein contemplated, except such as may be required under the Securities Act, the Exchange Act, or under state or other securities or Blue Sky laws, all of which requirements have been satisfied.

(h) Except as is otherwise expressly described in the Registration Statement or Prospectus, there is neither pending nor, to the best of the Company's knowledge, threatened, any action, suit, claim or proceeding against the Company or any of its officers or any of its properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its officers or properties or otherwise which (A) might result in any material adverse change in the condition (financial or otherwise), earnings, operations or business of the Company or might materially and adversely affect its properties, assets or rights, or (B) might prevent consummation of the transactions contemplated hereby.

(i) All outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company conforms in all material respects with the statements relating thereto contained in the Registration Statement and the Prospectus. The Securities to be sold hereunder by the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Securities to be sold hereunder by the Company or the issuance and sale thereof. The Indenture has been duly authorized, executed and delivered by the Company and the Trustee and is a valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms. Except as disclosed in the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The Securities will comply as to form with all applicable laws.

(j) Boulay, Heutmaker, Zibell and Company, P.L.L.P., which has expressed its opinion with respect to certain of the financial statements filed as part of the Registration Statement, is an independent accounting firm within the meaning of the Securities Act and the Rules and Regulations. The financial statements of the Company set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Securities Act and fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The selected and summary financial included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required by the Securities Act or the Rules and Regulations to be included in the Registration Statement.

(k) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as is otherwise disclosed in the Registration Statement or Prospectus, there has not been:

     (i) any change in the capital stock or long-term debt (including any capitalized lease obligation) or material increase in the short-term debt of the Company;

     (ii) any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company;

     (iii)any material adverse change, or any development involving a material adverse change, in or affecting the condition (financial or otherwise), earnings, operations, business or business prospects, management, financial position, stockholders' equity, results of operations or general condition of the Company;

     (iv) any transaction entered into by the Company that is material to the Company;

     (v) any obligation, direct or contingent, incurred by the Company, except obligations incurred in the ordinary course of business that, in the aggregate, are not material; or

     (vi) any loss or damage (whether or not insured) to the property of the Company which reasonably could be expected to have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company.

(l)  Except as is otherwise expressly disclosed in the Registration Statement or
     Prospectus:

     (i) the Company has good and marketable title to all of the property, real and personal, and assets described in the Registration Statement or Prospectus as being owned by it, free and clear of any and all pledges, liens, security interests, encumbrances, equities, charges or claims, other than such as would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company;

     (ii) the agreements to which the Company is a party described in the Registration Statement and Prospectus are valid agreements, enforceable by the Company except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by judicial limitations on the right of specific performance; and

     (iii)the Company has valid and enforceable leases for all properties described in the Registration Statement and Prospectus as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by judicial limitations on the right of specific performance. Except as set forth in the Registration Statement and Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted.

(m) The Company was organized and has been operated to qualify as a real estate investment trust under Section 856 of the Internal Revenue Code and, to the knowledge of the Company, no event has occurred that would cause the Company to fail to so qualify.

(n) The Company has timely filed (or has timely requested an extension of time to file) all necessary federal and state income and franchise tax returns and has paid all taxes shown thereon as due; there is no tax deficiency that has been or, to the best of the Company's knowledge, could be asserted against the Company that might have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or properties of the Company, and all tax liabilities are adequately provided for in the books of the Company.

(o) The Company owns, or possesses adequate rights to use, all patents, patent rights, inventions, trade secrets, know-how, technology, service marks, trade names, copyrights, trademarks and proprietary rights or information which are necessary for the conduct of its present or intended business as described in the Registration Statement or Prospectus. The expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with the asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, technology, trademarks, service marks, trade names or copyrights that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

(p) The Company has not taken and will not take, directly or indirectly, any action (and does not know of any action by its directors, officers, members or others) which has constituted or is designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation, as defined in the Exchange Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Securities. The Company has not distributed and will not distribute prior to the completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

(q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management's general or specific authorizations and transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles. To maintain accountability for assets, access to assets is permitted only in accordance with management's general or specific authorization, and the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(r)  Except as set forth in the Registration Statement and Prospectus:

     (i) the Company and each entity that owns or possesses real property in which the Company holds a security interest is in material compliance with all material rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (the "Environmental Laws") which are applicable to its business;

     (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus;

     (iii)the Company will not be required to make any future material capital expenditures to comply with Environmental Laws: and

     (iv) no property which is owned, leased or occupied by the Company or in which the Company holds a security interest has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

(s) No person or entity other than the Underwriter is entitled to any compensation or other payments from either the Company or the Underwriter, as a finder, underwriter or agent in connection with the Offering or any other proposed transaction between the Company and the Underwriter. The Company agrees to promptly notify the Underwriter of any such relationships, including consulting or prior agency agreements entitling other parties to compensation for the transaction described herein and agrees to provide the Underwriter with a copy of such agreements.

(t) Any certificate signed by any officer of the Company and delivered to the Underwriter or to the Underwriter's Counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

Section 4.02 Covenants of the Company. The Company hereby covenants and agrees with the Underwriter as follows:

(a) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible. The Company will notify the Underwriter promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information. The Company will prepare and file with the Commission, promptly upon the Underwriter's request, any amendments or supplements to the Registration Statement or Prospectus that, in the Underwriter's opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriter. The Company will not file any amendment or supplement to the Registration Statement or Prospectus to which the Underwriter shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(b) The Company will advise the Underwriter, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose. The Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Within the time during which a prospectus relating to the Securities is required to be delivered under the Securities Act, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If, during the longer of such period or the term of this Agreement, any event or change occurs that could reasonably be considered material to the Offering or that causes any of the representations and warranties of the Company contained herein to be untrue, or as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if, during such period, it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Underwriter, and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d) The Company will use its best efforts to arrange for the qualification of the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Securities. In each jurisdiction in which the Securities shall have been qualified as herein provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction.

(e) The Company will furnish to the Underwriter copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

(f) At all times during the term of this Agreement, the Company shall provide all information reasonably requested by the Underwriter in a timely manner and shall use its best efforts to insure that such information is complete and accurate.

(g) The Company will apply the net proceeds from the sale of the Securities substantially in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

      ARTICLE V. REPRESENTATIONS AND COVENANTS OF UNDERWRITER; CONDITIONS

     Section 5.01 Representations and Warranties of Underwriter. The Underwriter hereby represents and warrants to the Company as follows, which representations and warranties shall be deemed to be made continuously throughout the term of this Agreement.

(a) The Underwriter (i) has been duly organized, is validly existing and in good standing as a Delaware corporation, (ii) has qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (iii) has full power, authority and legal right to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement.

(b) The execution and delivery by the Underwriter of this Agreement are within the power of the Underwriter and have been duly authorized by all necessary corporate action on the part of the Underwriter. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any Governmental Rule binding on the Underwriter, the charter or by-laws of the Underwriter, or any of the provisions of any indenture, mortgage, contract or other instrument to which the Underwriter is a party or by which it is bound; nor will they result in the creation or imposition of any lien, charge or encumbrance upon any of the Underwriter's property pursuant to the terms of any indenture, mortgage, contract or other instrument.

(c) The Underwriter has all governmental consents, licenses, approvals and authorizations, registrations and declarations which are necessary for the execution, delivery, performance, validity and enforceability of the Underwriter's obligations under this Agreement.

(d) This Agreement has been duly executed and delivered by the Underwriter and, constitutes a legal, valid and binding instrument enforceable against the Underwriter in accordance with its terms.

(e) There are no actions, suits or proceedings pending or, to the knowledge of the Underwriter, threatened against or affecting the Underwriter, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement, or which will, if determined adversely to the Underwriter, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect the Underwriter's ability to perform its obligations under this Agreement. The Underwriter is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

     Section 5.02 Covenants of Underwriter. The Underwriter hereby covenants to the Company as follows, which covenants shall be deemed in force unless and until this Agreement is terminated as provided herein:

(a) The Underwriter shall keep in full effect its existence, rights and franchises as a corporation under the laws of the State of Delaware and retain and preserve its right to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Securities and this Agreement and shall hold all licenses in all jurisdictions which are necessary to perform its obligations under this Agreement.

(b) The Underwriter shall punctually perform and observe all of its obligations and agreements contained in this Agreement. (c) Except as provided in this Agreement, the Underwriter shall not take any action, or permit any action to be taken by others, which would excuse any person from any of its covenants or obligations under any of the Securities, or under any other instrument related to the Securities, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the Securities or any such instrument or any right in favor of the Company in any of the Securities or such instrument, without the written consent of the Company.

(d) The Underwriter shall not assign this Agreement or any of its rights, powers, duties or obligations hereunder without the express prior written consent of the Company, which shall not be unreasonably withheld; provided that the Underwriter may assign its rights, powers, duties or obligations hereunder to an affiliate of the Underwriter or pursuant to a sale of all or substantially all of the Underwriter's assets without the prior written consent of the Company.

(e) The Underwriter shall take such additional action as is reasonably requested by the Company in order to carry out the purposes of this Agreement.

                             ARTICLE VI. CONDITIONS

     Section 6.01 Conditions of the Underwriter's Obligations. The obligation of the Underwriter to sell the Securities on a best efforts basis as provided herein shall be subject to the accuracy of the representations and warranties of the Company, to the performance by the Company of its obligations hereunder, and to the satisfaction of the following additional conditions:

(a) The Registration Statement shall have become effective not later than 4:00 p.m. Minneapolis, Minnesota time on the date of this Agreement, or such later date or time as shall be consented to in writing by the Underwriter (the "Effective Date"), and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company, or the
     Underwriter, threatened by the Commission or any state securities commission or similar regulatory body. Any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriter and the Underwriter's counsel.

     (b) The Underwriter shall not have advised the Company that the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, contains any untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     (c) Subsequent to the Effective Date and prior to termination of the offering, there shall not have occurred any change, or any development involving a prospective change, which materially and adversely affects the Company's condition (financial or otherwise), earnings, operations, properties, business or business prospects from that set forth in the Registration Statement or Prospectus, and which, in the Underwriter's sole judgment, is material and adverse and that makes it, in the Underwriter's sole judgment, impracticable or inadvisable to proceed with the offering of the Securities as contemplated by the Prospectus and this Agreement.

     (d) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Securities shall have been reasonably satisfactory to the Underwriter's counsel, and the Underwriter's counsel shall have been furnished with such papers and information as it may reasonably have requested to enable it to pass upon the matters referred to in this Section.

     (e) At the time of execution of this Agreement, the Underwriter shall have received from Boulay, Heutmaker, Zibell and Company, P.L.L.P. a letter dated the date of such execution, in form and substance satisfactory to the Underwriter, to the effect that they are independent accountants with respect to the Company within the meaning of the Securities Act and the applicable published instructions, and the Rules and Regulations thereunder, and further stating in effect that in their opinion, the audited financial statements included in the Registration Statement and Prospectus covered by their report included therein comply as to form in all material respects with the applicable requirements of the Securities Act, the published instructions and the Rule and Regulations.

     (f) Leonard, Street and Deinard Professional Association shall have delivered to the Underwriter a Blue Sky Memorandum reasonably satisfactory to the Underwriter confirming that all requisite actions for the offer and sale of the Securities in all jurisdictions requested by the Underwriter have been taken.

(g) The Company shall have furnished to the Underwriter such additional certificates, documents and evidence as the Underwriter shall reasonably request.

     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to the Underwriter and the Underwriter's counsel. All statements contained in any certificate, letter or other document delivered pursuant hereto by, or on behalf of, the Company shall be deemed to constitute representations and warranties of the Company.

     The Underwriter may waive in writing the performance of any one or more of the conditions specified in this Section or extend the time for their performance.

     If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled and if the fulfillment of said condition has not been waived by the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Effective Date by the Underwriter. Any such cancellation shall be without liability of the Underwriter to the Company and shall not relieve the Company of its obligations under Article VII hereof. Notice of such cancellation shall be given to the Company as specified in
Section 8.03.

                 ARTICLE VII. INDEMNIFICATION AND CONTRIBUTION

     Section 7.01 Company's Indemnification of Underwriter. The Company hereby agrees to indemnify and hold harmless the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or each such controlling person may become subject under the Securities Act, the Exchange Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any breach of any representation, warranty, agreement or covenant of the Company contained in this Agreement; (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or supplement thereto, or the omission or alleged omission to state in the Registration Statement or any amendment thereof or supplement thereto a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the Effective Date of the Registration Statement, or in the Prospectus (as amended or as supplemented), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iv) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Securities under, or exempt the Securities or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse the Underwriter and each such controlling person for any legal or other expenses incurred by the Underwriter or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action. However, the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Preliminary Prospectus, or the Prospectus, or any such amendment thereof or supplement thereto, or in any application or other statement executed by the Company or the Underwriter filed in any jurisdiction in order to qualify the Securities under, or exempt the Securities or the sale thereof from qualification under, the securities laws of such jurisdiction. This indemnity agreement is in addition to any liability which the Company may otherwise have.

     Section 7.02 Underwriter's Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or supplement thereto, or the omission or alleged omission to state in the Registration Statement or any amendment thereof or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the Effective Date of the Registration Statement, or in the Prospectus (as amended or as supplemented), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or by the Underwriter and filed in any jurisdiction in order to qualify the Securities under, or exempt the Securities or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, the Underwriter specifically for use in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Preliminary Prospectus, or the Prospectus or any such amendment thereof or supplement thereto, or in any application or other statement executed by the Company or by the Underwriter and filed in any jurisdiction. The Underwriter will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action. This indemnity agreement is in addition to any liability which the Underwriter may otherwise have.

     Section 7.03 Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 7.01 or 7.02 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under Section 7.01 or 7.02, notify in writing the indemnifying party of the commencement thereof. Failure to so notify the indemnifying party will relieve it from any liability under Section 7.01 or
7.02 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under Section 7.01 or 7.02 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select as separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

     Section 7.04 Contribution. In order to provide for just and equitable contribution in any action in which the Underwriter or the Company (or any person who controls the Underwriter or the Company within the meaning of Section 15 of the Securities Act) makes claim for indemnification pursuant to Section
7.01 or 7.02 hereof, but such indemnification is unavailable or insufficient to hold harmless and indemnify a party under Section 7.01 or 7.02, as applicable, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7.01 or 7.02, as applicable, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities hereunder or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7.04 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 7.04. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7.04 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 7.04. Notwithstanding the provisions of this Section, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     Section 7.05 Notice of Contribution Claim. Promptly after receipt by a party to this Agreement of notice of the commencement of any action, suit or proceeding, such person will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the failure to so notify the Contributing Party will not relieve the Contributing Party from any liability which it may have to any party other than under Section 7.04. Any notice given pursuant to Section 7.03 hereof shall be deemed to be like notice under this
Section 7.05. In case any such action, suit or proceeding is brought against any party, and such person notifies a Contributing Party of the commencement thereof, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified.

     Section  7.06  Reimbursement.  In addition to its other  obligations  under
Section 7.01 and 7.04 hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 7.01, it will reimburse the Underwriter on a monthly basis for all legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter shall promptly return such payment to the Company.

     Section 7.07 Arbitration. It is agreed that any controversy rising out of the operation of the interim reimbursement arrangements set forth in Section
7.06 hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. If the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in
Section   7.06  hereof  and  will  not  resolve  the   ultimate   propriety   or
enforceability of the obligation to indemnify for expenses which is created by the provisions of Section 7.01 and 7.02 hereof or the obligation to contribute to expenses which is created by the provisions of Section 7.04 hereof.

                       ARTICLE VIII. TERM AND TERMINATION

     Section 8.01 Effective Date of this Agreement. This Agreement shall become effective on the Effective Date immediately after the time at which the Registration Statement shall become effective under the Securities Act.

     Section 8.02 Termination Prior to Effective Date. This Agreement may be terminated by the Underwriter, at its option, by giving notice to the Company, if (i) the Company shall have failed, refused, or been unable, at or prior to the Effective Date, to perform any agreement on its part to be performed hereunder; (ii) any other condition of the Underwriter's obligations hereunder is not fulfilled or waived by the Underwriter; (iii) a banking moratorium shall have been declared by federal, New York or Minnesota authorities; (iv) there shall have been such a serious, unusual and material change in general economic, monetary, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such as, in the judgment of the Underwriter, makes it inadvisable to proceed with the delivery of the Securities; (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in the judgment of the Underwriter, materially and adversely affects or will materially and adversely affect the business or operations of the Company; or (vi) there shall be a material outbreak of hostilities or material escalation and deterioration in the political and military situation between the United States and any foreign power, or a formal declaration of war by the United States of America shall have occurred. Any such termination shall be without liability of any party to any other party, except as provided in Section 7.01, 7.02 and 7.04 hereof; provided, however, that the Company shall remain obligated to pay costs and expenses of the Company and the Agent (but only to the extent of actual accountable out-of-pocket expenses) to the extent provided in Section 2.02 hereof.

     Section 8.03 Notice of Termination. If the Underwriter elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in Section 8.02, it shall notify the Company and the Company's counsel promptly by telephone or transmitted by any standard form of telecommunication, confirmed by letter sent to the address specified in Section 9.02 hereof. If the Company shall elect to prevent this Agreement from becoming effective, it shall notify the Underwriter promptly by telephone or transmitted by any standard form of telecommunication, confirmed by letter sent to the addresses specified in
Section 9.02 hereof.

     Section 8.04 Termination After Effective Date. The Company or the Underwriter may terminate this Agreement at any time subsequent to the Effective Date as provided below, and in such case, the Underwriter will be paid fees and commissions accrued up to the date of such termination plus its expenses accrued as of such date within thirty (30) days of such termination:

(a) The Company will have the ability to terminate this Agreement by notice to the Underwriter upon the occurrence of any of the following:

     (i)  any of the  circumstances  described in clauses  (iii) through (vi) of
          Section 8.02;

     (ii) the Company has given the Underwriter notice of the Underwriter's default in any material term of this Agreement, or material non-compliance with any representation or warranty of the Underwriter contained herein, and such default or non-compliance is not cured within 30 days of such notice; or

     (iii) termination of the Offering by the Company.

(b) The Underwriter will have the ability to terminate this Agreement by notice to the Company upon the occurrence of any of the following:

     (i)  any of the  circumstances  described in clauses  (iii) through (vi) of
          Section 8.02;

     (ii) the Underwriter has given the Company notice of the Company's default in any material term of this Agreement, or material non-compliance with any representation or warranty of the Underwriter contained herein, and such default or non-compliance is not cured within 30 days of such notice; or

     (iii) termination of the Offering by the Company.

                           ARTICLE IX. MISCELLANEOUS

     Section 9.01 Survival. The respective indemnity and contribution agreements of the Company and the Underwriter contained in the representations, warranties, covenants, and agreements of the Company set forth in Article IV hereof, shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Underwriter, the Company, any of its officers and directors, or any controlling person referred to in Article VII and shall survive the sale of the Securities. The aforesaid indemnity and contribution agreements shall also survive any termination or cancellation of this Agreement. Any successor of any party or of any such controlling person, or any legal representative of such controlling person, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

     Section 9.02 Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or transmitted by any standard form of telecommunication, as follows:

          If   to the  Underwriter,  to:

                    American  Investors  Group,  Inc.  10237 Yellow Circle Drive
                         Minnetonka, Minnesota 55343 Attention: Philip Myers Tel. (952) 945-9455 x 126

          If   to the Company, to:

                    American Church  Mortgage  Company 10237 Yellow Circle Drive
                         Minnetonka, Minnesota 55343 Attention: Philip Myers Tel. (952) 945-9455 x 126

          In either case with a copy to: Leonard, Street and Deinard Professional Association 150 South Fifth Street Suite 2300 Minneapolis, Minnesota 55402 Attention: Albert A. Woodward Tel.
               (612) 335-1945

     Section 9.03 Successors and Assigns; Transfer. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors and assigns, and the officers, directors and controlling persons referred to in article VII. Nothing expressed in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto, their respective successors and assigns, and the controlling persons, officers and directors referred to in Article VII, any legal or equitable right, remedy or claim under, or in respect of, this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors, assigns and such controlling persons, officers and directors, and for the benefit of no other person or corporation. No purchaser of any Securities shall be construed a successor, assign or third party beneficiary of this Agreement merely by reason of such purchase. Except as provided in Section 5.02(d), neither party may assign its rights and obligations under this Agreement without the written consent of the other party.

     Section 9.04 Cumulative Remedies. Unless otherwise expressly provided herein, the remedies of the parties provided for herein shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the party for whose benefit such remedy is provided, and may be exercised as often as occasion therefor shall arise

     Section 9.05 Attorneys' Fees. In the event of any action to enforce or interpret this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, whether or not such action proceeds to judgment.

     Section 9.06 Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement of the parties hereto with respect to the matters addressed herein and supersedes all prior or contemporaneous contracts, promises, representations, warranties and statements, whether written or oral, with respect to such matters.

     Section 9.07 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to conflict of law principles.

     Section 9.08 Confidentiality. The Company agrees to keep confidential all non-public information concerning the marketing, selling and administration of the Securities, except as disclosure may be required by law. The Underwriter agrees to keep confidential all non-public information supplied to it by the Company, including without limitation, all non-public information obtained during any due diligence investigation of the Company.

     Section 9.09 Rights to Investor Lists. The Offering will produce a list of investors that purchase Securities, a list of prospects that respond to advertisements but do not purchase any Securities and a list of former investors whose Certificates have been repaid by the Company. Both the Company and the Underwriter shall be able to use these lists for their own business purposes as long as doing so does not interfere with the marketing, sale or administration of the Securities.

     Section 9.10 Waiver: Subsequent Modification. Except as expressly provided herein, no delay or omission by any party in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy, and no waiver by any party or any failure or refusal of the other party to comply with its obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply by such other party. No waiver or modification of the terms hereof shall be valid unless in writing and signed by the party to be charged, and then only to the extent therein set forth.

     Section 9.11 Severability. If any term or provision of this Agreement or application thereof to any person or circumstance shall, to any extent, be found by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     Section 9.12 Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting document shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

     Section 9.13 Captions. The title of this Agreement and the headings of the various articles, section and subsections have been inserted only for the purpose of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

     Section 9.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, this Distribution Agreement is hereby entered into by the undersigned parties as of the date first set forth above.



THE COMPANY:                                AMERICAN CHURCH MORTGAGE COMPANY


                                           By:      /s/ Philip J. Myers
                                              --------------------------------
                                               Philip J. Myers, President



THE UNDERWRITER:                    AMERICAN INVESTORS GROUP, INC.


                                           By:      /s/ Philip J. Myers
                                              --------------------------------
                                                Philip J. Myers, President

                                    EXHIBIT A

                         COMPENSATION TO THE UNDERWRITER



     Compensation for Sale of Shares: The Company shall pay the Underwriter a commission of 5.95% of the sale price of each share sold in the Offering.

     Compensation for Sale of Certificates: The Company shall pay the Underwriter a commission and an underwriter's management fee upon each sale of a Certificate, and a commission upon each renewal of a Certificate, based on the principal amount of the Certificates sold or renewed in the Offering as follows:

   =================== ============= =============== =============== ================ ===============

   Maturity:             2 Years        3 Years         4 Years          5 Years         7 Years
   ------------------- ------------- --------------- --------------- ---------------- ---------------
   ------------------- ------------- --------------- --------------- ---------------- ---------------

   Commission:            2.50%          2.75%           3.25%            3.50%           4.125%
   ------------------- ------------- --------------- --------------- ---------------- ---------------
   ------------------- ------------- --------------- --------------- ---------------- ---------------

   Underwriter's          0.50%          0.50%           0.50%            0.50%           0.50%
   Management  Fee on
   Sale (1)
   ------------------- ------------- --------------- --------------- ---------------- ---------------
   ------------------- ------------- --------------- --------------- ---------------- ---------------

   Commission      on     1.25%          1.75%           2.25%            2.75%           3.75%
   Renewal
   =================== ============= =============== =============== ================ ===============

     (1) The Company shall not pay the Selling Agent an Underwriter's Management Fee on renewals of Certificates.